1998 CLASS C UNIT OPTION PLAN
                                       FOR
                         HALLWOOD ENERGY PARTNERS, L.P.


     Section 1. Purpose. The purpose of this 1998 Class C Unit Option Plan (this "Plan") for Hallwood Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), is to advance the interests of the Partnership by providing an additional incentive to attract and retain qualified and competent directors, employees and consultants for the Partnership, its general partner, and the subsidiaries of each of them, upon whose efforts and judgment the success of the Partnership is largely dependent, through the encouragement of ownership in the Partnership by such persons.

     Section 2. Definitions. As used herein, the following terms shall have the meaning indicated:

          (a) "Act" shall mean the Securities Exchange Act of 1934, as amended

          (b) "Board" shall mean the Board of Directors of the General Partner.

          (c) "Business Day" shall mean (i) if the Class C Units trade on a national securities exchange, any day that the national securities exchange on which the Class C Units trade is open or (ii) if the Class C Units do not trade on a national securities exchange, any day that commercial banks in the City of New York are open.

          (d) "Class C Unit(s)" shall mean Class C Units representing limited partner interests in the Partnership.

          (e) "Committee" shall mean the Compensation Committee of the Board or other committee, if any, appointed by the Board pursuant to Section 13 hereof.

          (f) "Continuing Director" shall mean (i) any member of the Board on the effective date of this Plan and (ii) any person who subsequently becomes a member of the Board if such person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

          (g) "Date of Grant" shall mean the date on which the Committee takes formal action to grant an Option to an Eligible Person, provided it is followed, as soon as reasonably possible, by written notice to the Eligible Person of the grant.

          (h) "Director" shall mean a member of the Board.

          (i) "Eligible Person(s)" shall mean those persons who are Directors or are employees of, or consultants to, the Partnership, the General Partner or any Subsidiary.

          (j) "Fair Market Value" of a Class C Unit on any date of reference shall mean the Closing Price on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise

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     in a fair and uniform  manner.  For this purpose,  the Closing Price of the
     Class C Units on any business day shall be: (i) if the Class C Units are listed or admitted for trading on any United States national securities exchange or included in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the last reported sale price of Class C Units on such exchange or system, as reported in any newspaper of general circulation; (ii) if Class C Units are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Class C Units on such system; (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for Class C Units as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Class C Units on at least five of the ten preceding days; or, (iv) in lieu of the above, if actual transactions in the Class C Units are reported on a consolidated transaction reporting system, the last sale price of the Class C Units for such day and on such system.

          (k) "General Partner" shall mean Hallwood GP, Inc., a Delaware corporation, and HEPGP, Ltd., a Delaware corporation, or any successor thereof, as appropriate.

          (l) "Nonqualified Class C Unit Option" shall mean an option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

          (m) "Option" (when capitalized) shall mean any option granted under this Plan.

          (n) "Optionee" shall mean a person to whom an Option is granted or any successor to the rights of such Option under this Plan.

          (o) "Partnership" shall mean Hallwood Energy Partners, L.P., a Delaware limited partnership.

          (p) "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture or other legal entity.

          (q) "Plan" shall mean this 1998 Class C Unit Option Plan for Hallwood Energy Partners, L.P.

          (r) "SAR" shall mean a stock appreciation right as defined in Section 9 hereof.

          (s) "Subsidiary" shall mean (i) any corporation of which a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by the Partnership, General Partner or by one or more Subsidiaries, or by the Partnership, the General Partner and one or more Subsidiaries or (ii) any partnership, joint venture or limited liability company of which at least a

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     majority  of the  equity  ownership,  whether  in the  form of  membership, general, special or limited partnership interests or otherwise, is directly or indirectly owned or controlled by the Partnership, the General Partner or by one or more Subsidiaries or by the Partnership, the General Partner and one or more Subsidiaries.

     Section 3. Class C Units and Options. The Partnership may grant to Eligible Persons from time to time Options to purchase an aggregate of up to One Hundred Twenty Thousand (120,000) Class C Units. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Class C Units, new Options may thereafter be granted covering such Class C Units. An Option granted hereunder shall be a Nonqualified Unit Option.

     Section 4. Conditions for Grant of Options.

          (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from Eligible Persons. Any Person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

          (b) In granting Options, the Committee shall take into consideration the contribution the Person has made or may make to the success of the Partnership or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the General Partner, the Partnership and a Subsidiary with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, relating an Option to achievement of specific goals established by the Committee or the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

          (c) The Committee in its sole discretion shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Option.

     Section 5. Exercise Price. The exercise price per Unit of any Option shall be any price determined by the Committee.

     Section 6. Exercise of Options.  An Option shall be deemed  exercised  when
(i) the Partnership has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Class C Units as to which the Option is exercised has been made, and
(iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Partnership of the amount, if any, that the Committee determines to be necessary for the employer of the Optionee to withhold in accordance with applicable federal or state income tax

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withholding requirements. Unless further limited by the Committee in any Option, the option price of any Class C Units purchased shall be paid in cash, by certified or cashier's check, by money order, with Class C Units owned by the Optionee for at least six months (provided that at the time of exercise the Committee in its sole discretion does not prohibit the exercise of Options through the delivery of already-owned Class C Units) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Class C Units. If the exercise price is paid in whole or in part with Class C Units, the value of the Class C Units surrendered shall be their Fair Market Value. The Partnership in its sole discretion, and on such terms as it may determine, may lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise.

     Section 7. Exercisability of Options.

          (a) Any Option shall become exercisable in such amounts and at such intervals as the Committee shall provide in any Option, except as otherwise provided in this Section 7; provided in each case that the Option has not expired on the date of exercise.

          (b) The expiration date of an Option shall be determined by the Committee at the Date of Grant, but in no event shall an Option be exercisable after the expiration of ten (10) years from the Date of Grant.

          (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised.

          (d) Unless otherwise provided in any Option, each outstanding Option shall become fully exercisable immediately upon any of the following dates unless, in each case, the applicable transaction is approved in advance by Continuing Directors:

               (i) ten (10) days prior to the date of any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), which has the result that unitholders of the Partnership immediately before such transaction would cease to own at least 662/3% of the voting ownership interests of the Partnership or of any entity that results from the participation of the Partnership in a reorganization, consolidation, merger, liquidation, dissolution or any other comparable form of transaction;

               (ii) ten (10) days preceding the record date for the approval by the unitholders of the Partnership of a plan of reorganization, consolidation, merger, liquidation, dissolution or other comparable form of transaction in which the Partnership does not survive or as a result of which the unitholders of the Partnership immediately before such transaction would cease to own at least 662/3% of the voting ownership interests of the Partnership;


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               (iii) ten (10) days preceding the record date for the approval by the unitholders of the Partnership of a plan for the sale, lease, exchange or other disposition of 50% or more of the property and assets of the Partnership;

               (iv) ten (10) days preceding the record date for the approval by the unitholders of the Partnership of the removal of the General Partner as general partner of the Partnership;

               (v) ten (10) days preceding the record date for the approval by the unitholders of the Partnership of the amendment of the Partnership's or any operating partnership's agreement of limited partnership; or

               (vi) the date any tender offer or exchange offer is made by any person, which, if successfully completed, would result in such person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Act) either 331/3% or more of the Partnership's outstanding Class C Units or interests in the Partnership having 331/3% or more of the combined voting power of the Partnership's then outstanding voting interests.

          (e) Notwithstanding any provisions hereof to the contrary, if any Option is accelerated under Subsection 7(c) or (d), the portion of such
     Option that may be exercised to acquire Class C Units that the Optionee would not be entitled to acquire but for such acceleration (the "Acceleration Class C Units"), is limited to that number of Acceleration Class C Units that can be acquired without causing the Optionee to have an "excess parachute payment" under Section 280G of the Internal Revenue Code, determined by taking into account all of the Optionee's "parachute payments" determined under Section 280G of the Code. If as a result of this Subsection 7(e), the Optionee may not acquire all of the Acceleration Class C Units, then the Acceleration Class C Units that the Optionee may acquire shall be the last Class C Units that the Optionee would have been entitled to acquire had this Option not been accelerated.

     Section 8. Termination of Option Period.

          (a) Unless otherwise provided in any Option, the unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

               (i) the date on which the Optionee's employment by the General Partner or a Subsidiary is terminated for any reason other than by reason of: (A) retirement (which, for purposes of this Plan, shall mean any termination of employment after an Optionee has reached the age of sixty-five (65)); (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee; (C) death; or (D) termination resulting from any transaction described in
          Section 7(d) hereof;


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               (ii)  three (3)  months  after  the date on which the  Optionee's employment by the General Partner or a Subsidiary is terminated by reason of retirement;

               (iii) twelve (12) months after the date on which the Optionee's employment by the General Partner or a Subsidiary is terminated by reason of a mental or physical disability as determined by a medical doctor satisfactory to the Committee;

               (iv) ten (10) years after the date of grant of such Option;

               (v) (A) twelve (12) months after the date of  termination  of the
          Optionee's employment by the General Partner or a Subsidiary by reason of death of the Optionee; (B) three (3) months after the date on which the Optionee shall die if such death shall occur during the three-month period specified in Section 8(a)(ii) hereof or the twelve-month period specified in Section 8(a)(iii) hereof; or (C) three (3) years after the termination of the employee's employment by the General Partner or a Subsidiary by reason of a transaction specified in Section 7(d) hereof.

                    (b) If provided in an Option, the Committee in its sole discretion shall have the power to cancel, effective upon the date determined by the Committee in its sole discretion, all or any portion of any Option that is then exercisable (whether or not accelerated by the Committee) upon payment to the Optionee of cash in an amount that, in the absolute discretion of the Committee, is determined to be equal to the excess of (i) the aggregate Fair Market Value of the Class C Units subject to such Option on the effective date of the cancellation over (ii) the aggregate exercise price of such Option.

     9. Stock Appreciation Rights and Limited Stock Appreciation Rights.

               (a) The Board shall have authority to grant an SAR or a Limited SAR with respect to all or some of the Class C Units covered by any Option ("Related Option"). An SAR or Limited SAR may be granted on or after the Date of Grant of such Related Option.

               (b) For the purposes of this Section 9, the following definitions shall apply:

                    (i) The term "Offer" shall mean any tender offer or exchange offer for twenty- five percent (25%) or more of the outstanding Class C Units of the Partnership, other than one made by the Partnership; provided that the corporation, person or other entity making the Offer acquires Class C Units pursuant to such Offer.

                    (ii) The term "Offer  Price Per Unit" shall mean the highest price per Unit paid in any Offer that is in effect at any time during the period beginning on the 60th day prior to the date that a Limited SAR is exercised and ending on the date that the Limited SAR is exercised. Any securities or properties that are a part or all of the consideration paid or to be paid for Class C Units in the Offer shall be valued in determining the Offer Price

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               Per  Unit at the  higher  of (1)  the  valuation  placed  on such securities or properties by the person making such Offer, or (2) the valuation placed on such securities or properties by the Board.

                    (iii) The term  "Limited  SAR"  shall  mean a right  granted under this Plan that shall entitle the Holder to an amount in cash equal to the Offer Spread in the event an Offer is made.

                    (iv) The term "Offer  Spread"  shall mean,  with  respect to each Limited SAR, an amount equal to the product obtained by multiplying (1) the excess of (A) the Offer Price Per Unit immediately preceding the date of exercise over (B) the Option Price per Unit of the Related Option multiplied by (2) the number of Class C Units with respect to which such Limited SAR is being exercised.

                    (v) The term  "SAR"  shall mean a right  granted  under this
               Plan that shall entitle the Holder thereof to an amount in cash equal to the SAR Spread.

                    (vi) The term "SAR  Spread"  shall mean with respect to each
               SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per Unit on the date of exercise over (B) the Option Price per Unit of the Related Option multiplied by (2) the number of Class C Units with respect to which such SAR is being exercised.

          (c) To exercise the SAR or Limited SAR, the Holder shall:

                    (i) Give written notice thereof to the Partnership, specifying the SAR or Limited SAR being exercised and the number or Class C Units with respect to which such SAR or Limited SAR is being exercised, and

                    (ii) If  requested  by the  Partnership,  deliver  within  a reasonable time the agreement evidencing the SAR or Limited SAR being exercised, and the Related Option agreement to the Secretary of the General Partner who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Holder.

          (d) As soon as practicable after the exercise of an SAR or Limited SAR, the Partnership shall pay to the Holder (i) cash, (ii) at the request of the Holder and the approval of the Board, or in accordance with the terms of the Related Option, Class C Units, or (iii) a combination of cash and Class C Units, having a Fair Market Value equal to either the SAR Spread, or to the Offer Spread, as the case may be; provided, however, that the Partnership may, in its sole discretion, withhold from such payment any amount necessary to satisfy the Partnership's or a Subsidiary's obligation for federal and state withholding taxes with respect to such exercise.

          (e) An SAR or Limited SAR may be exercised only if and to the extent that the Related Option is eligible to be exercised; provided, however, a Limited SAR may be exercised only during the period beginning on the first day following the date of expiration of the Offer and ending on the 30th day following such date.

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          (f) Upon the  exercise  of an SAR or  Limited  SAR,  the Class C Units under the Related Option to that such exercised SAR or Limited SAR relate shall be released, but such released Class C Units shall never again be Class C Units available for grant.

          (g) Upon the exercise or termination of a Related Option, the SAR or Limited SAR with respect to such Related Option likewise shall terminate.

          (h) An SAR or Limited SAR shall be transferable only to the extent, if
     any,  that  the  Related  Option  is  transferable,   and  under  the  same
     conditions.

          (i) Each SAR or Limited SAR shall be on such terms and conditions not inconsistent with this Plan as the Board may determine and shall be evidenced by a written agreement.

          (j) The Holder shall have no rights as a unitholder with respect to the related Class C Units as a result of the grant of an SAR or Limited SAR.

     Section 10. Adjustment of Class C Units.

          (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Class C Units through the declaration of a unit dividend or through any recapitalization resulting in a unit split- up, combination or exchange of Class C Units, then and in such event.

               (i) appropriate adjustment shall be made in the maximum number of Class C Units then subject to being optioned under the Plan, so that the same proportion of the Partnership's issued and outstanding Class C Units shall continue to be subject to being so optioned; and

               (ii) appropriate adjustment shall be made in the number of Class C Units and the exercise price per Class C Unit thereof then subject to outstanding Options, so that the same proportion of the Partnership's issued and outstanding Class C Units shall remain subject to purchase at the same aggregate exercise price.

          (b) The Committee may change the terms of Options outstanding under this Plan, with respect to the exercise price or the number of Class C Units subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of any transaction.

          (c) Except as otherwise expressly provided herein, the issuance by the Partnership of any class, or securities convertible into ownership interests of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Partnership convertible into such ownership interests or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Class C Units reserved for issuance under the Plan or the number of or exercise price of Class C Units then subject to outstanding Options granted under the Plan.

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          (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Partnership to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Partnership's capital structure or its business; (2) any merger or consolidation of the Partnership; (3) any issue by the Partnership of debt securities, or partnership interests that would rank above the Class C Units subject to outstanding Options; (4) the dissolution or liquidation of the Partnership; (5) any sale, transfer or assignment of all or any part of the assets or business of the Partnership; or (6) any other partnership act or proceeding, whether of a similar character or otherwise.

     Section 11. Transferability of Options. Each Option may provide that such Option may be transferrable by the Optionee in the Optionee's discretion.

     Section 12. Issuance of Class C Units. No person shall be, or have any of the rights or privileges of, a unitholder of the Partnership with respect to any of the Class C Units subject to an Option unless and until certificates representing such Class C Units shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Class C Units, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the agreement evidencing the Option or any law or regulation including, but not limited to, the following:

               (i) A representation, warranty or agreement by the Optionee to the Partnership at the time any Option is exercised that he or she is acquiring the Class C Units to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Class C Units; and

               (ii) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Committee to be applicable to the issuance of the Class C Units and that are endorsed upon the Class C Unit certificates.

     Section 13. Administration of the Plan.

          (a) The Plan may be administered by the Compensation Committee of the Board or other committee thereof as appointed by the Board (herein called the "Committee"); or, if the Board so determines, by the Board and in such case all references to the Committee shall be deemed to be references to the Board. Except for the powers set forth in Section 16, the Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

          (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

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          (c) Any and all decisions or  determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the written approval of a majority of the members of the Committee.

          (d) Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan or any Option; (ii) to construe the terms of this Plan or any Option; (iii) as provided in Subsection 10(a), upon certain events to make appropriate adjustments to the exercise price and number of Class C Units subject to this Plan and Option; and (iv) to make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or any Option in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Subsection 13(d), and such determinations shall be final, binding and conclusive.


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     Section 14. Government Regulations.

     This Plan, Options and the obligations of the Partnership to sell and deliver Class C Units under any Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     Section 15. Miscellaneous.

          (a) The grant of an Option shall be in addition to any other compensation paid to the Optionee or other employee benefit plans of the General Partner or a Subsidiary or other benefits with respect to Optionee's position with the General Partner or a Subsidiary. The grant of an Option shall not confer upon the Optionee the right to continue in the Optionee's employment position, or interfere in any way with the rights of the Optionee's employer to terminate his or her status as an employee.

          (b) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to this Plan or any Option, and members of the Board and the Committee shall, in addition to all other rights of indemnification and reimbursement, be entitled to indemnification and reimbursement by the Partnership in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Partnership, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

          (c) Any issuance or transfer of Class C Units to an Optionee, or to his legal representative, heir, legatee, distributee or assignee, in accordance with the provisions of this Plan or the applicable Option, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee, legal representative, heir, legatee, distributee or assignee as a condition precedent to such payment or issuance or transfer of Class C Units, to execute a release and receipt for such payment or issuance or transfer of Class C Units in such form as it shall determine.

          (d) Neither the Committee nor the Partnership guarantees Class C Units from loss or depreciation.

          (e) All expenses incident to the administration, termination, or protection of this Plan or any Option, including, but not limited to, legal and accounting fees, shall be paid by the Partnership; provided, however, the Partnership may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Partnership to enforce its rights under this Plan or any Option.

          (f) Records of the Partnership shall be conclusive for all purposes under this Plan or any Option, unless determined by the Committee to be incorrect.

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



          (g) The Partnership shall, upon request or as may be specifically required under this Plan or any Option, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under this Plan or any Option.

          (h) The Partnership assumes no liability to any Optionee or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Committee.

          (i) If any provision of this Plan or any Option is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Option, but such provision shall be fully severable, and the Plan or Option, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Option, as applicable.

          (j) Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified by written notice delivered in accordance with this Subsection 15(j) or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Subsection 15(j). The Partnership or the Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with this Plan, the address of the Partnership is 4582 South Ulster Street Parkway, Suite 1700, Denver, Colorado 80237 and the address of the Optionee is the Optionee's address in the records of the Optionee's employer.

          (k) Any person entitled to notice under this Plan may waive such notice.

          (l) Each Option shall be binding upon the Optionee, his legal representatives, heirs, legatees and distributees and upon the Partnership, its successors, and assigns, and upon the Board, the Committee and its successors.

          (m) The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of this Plan's provisions.

          (n) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

     Section 16. Amendment and Discontinuation of the Plan. The Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 8, no amendment or suspension of the Plan or any Option issued hereunder shall, except as specifically permitted in any

Option, substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

     Section 17. Effective Date and Termination Date. The effective date of the Plan is May 5, 1998, which is the date the Board adopted this Plan. The Plan shall terminate on the tenth anniversary of the effective date.


     Executed to evidence the 1998 Unit Option Plan of Hallwood Energy Partners, L.P. adopted by the Board on May 5, 1998.

                              HALLWOOD ENERGY PARTNERS, L.P.

                              By: HEPGP,  Ltd., its general  partner
                              By: Hallwood GP, Inc., its general partner



                              By:
                              Name:
                              Title:



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